AMENDMENT NO. 6
                                                                         TO
                                                      TITLE XI RESERVE FUND
                                                    AND FINANCIAL AGREEMENT

                                                               CONTRACT NO.
                                                                    MA-8085

                                                       Contract No. MA-8085

                                   AMENDMENT NO. 6

                                          TO

                                       TITLE XI

                         RESERVE FUND AND FINANCIAL AGREEMENT

               This Amendment No. 6 to Title XI Reserve Fund and Financial Agreement ("Amendment No. 6") dated as of August 22, 1996, between Avondale Industries, Inc., a Louisiana corporation (the "Company"), and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (successor by operation of law to the Secretary of Commerce, acting by and through the Assistant Secretary of Commerce for Maritime Affairs) (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                                       RECITALS

               A. The Company and the Secretary entered into the Title XI Reserve Fund and Financial Agreement, dated October 21, 1975 (the "Original Agreement"), in connection with the financing of the vessel named AVONDALE DRYDOCK;

               B. The Original Agreement was amended by Assumption Agreement and Amendment No. 1 to Title XI Reserve Fund and Financial Agreement on September 16, 1985 ("Amendment No. 1"), by Amendment No. 2 to Title XI Reserve Fund and Financial Agreement on March 27, 1987 ("Amendment No. 2"), by Master Assumption Agreement, Supplemental Indenture No. 2 and Amendment to Title XI Financing Agreements on March 13, 1991 ("Amendment No. 3"), by Amendment to Title XI Reserve Fund and Financial Agreement dated as of April __, 1993 ("Amendment No. 4"), and by Amendment No. 5 to Title XI Reserve Fund and Financial Agreement dated February 9, 1995 ("Amendment No. 5"; and collectively, together with the Original Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 herein called the "Agreement"); and,

               C. The Company and the Secretary desire further to amend the Agreement to reflect modifications to certain covenants contained in the Agreement.

               NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE FIRST

                         ADDITIONS, DELETIONS AND AMENDMENTS

               1. Concerning Article Third of the Special Provisions of the Agreement. Article Third of the Special Provisions to the

          Agreement is hereby amended as follows:

                    (a)  Concerning Section 13 of Exhibit 1:

                         (1)  Concerning Subsection 13(b)(13).   Subsection
                    13(b)(13) of Exhibit 1 hereto is amended by deleting the word "and" before the number "(iii)" and substituting a comma therefor, and, after the number "(iii)" deleting the rest of the subsection and inserting the following in lieu thereof:

                         "(A)   mortgages,  liens,  security
                         interests,  charges or encumbrances
                         (hereinafter   a   *Lien*)  on  any
                         property  or  other assets  of  the
                         Company  of  the   type   that  are
                         subject  to  a  Lien  on  the  date
                         hereof  (whether  or  not such Lien
                         may  subsequently  be released  and
                         then regranted and whether  or  not
                         such  property or assets now exists
                         or may  hereafter arise) other than
                         the   Security,    the    Increased
                         Security,  the  Premises  and   the
                         Shipyard  Project,  as  each of the
                         foregoing  capitalized  terms   are
                         defined   in  either  that  certain
                         Title XI Reserve Fund and Financial
                         Agreement dated  February  9,  1995
                         between  the Company and the United
                         States of America, Contract No. MA-
                         12953,  or   Schedule   X  to  that
                         certain  Security  Agreement  dated
                         February   9,   1995  between   the
                         Company  and the United  States  of
                         America,  Contract   No.  MA-12951,
                         (hereinafter   the  Security,   the
                         Increased  Security,  the  Premises
                         and   the  Shipyard   Project   are
                         referred  to  collectively  as  the
                         *Secretary's  Collateral*)  and (B)
                         Liens  on the proceeds and products
                         of  any  such  property  or  assets
                         (other   than    the    Secretary's
                         Collateral), any property or assets
                         acquired with the proceeds of or in
                         exchange  for any such property  or
                         assets (other  than the Secretary's
                         Collateral),   or    the   accounts
                         receivable generated from  any such
                         property or assets (other than  the
                         Secretary's  Collateral),  and (iv)
                         Liens  to  secure  indebtedness  or
                         obligations  incurred   to  extend,
                         refinance, renew, replace or refund
                         (or      successive     extensions,
                         refinancings,             renewals,
                         replacements or refundings  of) any
                         indebtedness or obligations secured
                         by   any   Lien  permitted  by  the
                         foregoing clause  (iii)  so long as
                         such  Lien does not extend  to  any
                         other property  (including, without
                         limitation,     the     Secretary's
                         Collateral.

                         Notwithstanding any other provision
                         of  this subsection 13(b)(13),  the
                         Company  shall  not  consummate the
                         Disposition   or   Lien   permitted
                         hereby if it would adversely affect
                         the  priority  of  the  Secretary's
                         security interests in the Vessel or
                         the  Secretary's Collateral."

                         (2) Concerning Subsection 13(c)(7). The provisions of Subsection 13(c)(7) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                         "Enter into any merger or consolidation or convey, sell, lease, transfer or dispose of (hereinafter a *Disposition*) or mortgage, grant a security interest in, lien or otherwise encumber (hereinafter, a *Lien*) any substantial portion of its properties or assets. The foregoing restriction, however, shall not apply to (i) (A) Liens on any property or other assets of the Company of the type that are subject to a Lien on the date hereof (whether or not such Lien may subsequently be released and then regranted and whether or not such property or assets now exists or may hereafter arise) other than the Security, the Increased Security, the Premises and the Shipyard Project, as each of the foregoing capitalized terms are defined in either that certain Title XI Reserve Fund and Financial Agreement dated February 9, 1995 between the Company and the United States of America, Contract No. MA-12953, or
                         Schedule X to that certain Security Agreement dated February 9, 1995 between the Company and the United States of America, Contract No. MA-12951, (hereinafter the Security, the Increased Security, the Premises and the Shipyard Project are referred to collectively as the *Secretary's Collateral*) and (B) Liens on the proceeds and products of any such property or assets (other than the Secretary's Collateral), any property or assets acquired with the proceeds of or in exchange for any such property or assets (other than the Secretary's Collateral) or the accounts receivable generated from any such property or assets (other than the Secretary's Collateral), and (ii) Liens to secure indebtedness or obligations incurred to extend, refinance, renew, replace or refund (or successive extensions, refinancings, renewals, replacements or refundings of) any indebtedness or obligations secured by any Lien permitted by the foregoing clause (i) so long as such Lien does not extend to any other property (including, without limitation, the Secretary's Collateral), and (iii) any Disposition of or Lien on property or assets of the Company (and, in the case of Liens, any extension, refinancing, renewal, replacement or refundings of the indebtedness or other obligations secured by such Liens), provided that (A) after giving effect to any such Disposition or Lien the Net Book Value (as defined below) of the aggregate of all of the assets that have been the subject of any Disposition or Lien (excluding assets subject to Liens permitted by clauses (i) and (ii) above) during the immediately prior 12 month period does not exceed an amount equal to 10 percent of the sum of the total Net Book
                         Value of all of the Company's assets (excluding the assets subject to the Liens permitted by clauses (i) and (ii) above) as indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 14 hereof, (B) the
                         Company retains the proceeds of (x) the Disposition or (y) the indebtedness or other obligations secured by the Lien for use in accordance with the Company's regular business activities, including without limitation, the repayment of indebtedness of the Company and (C) the Disposition or Lien is not otherwise prohibited by subsection 13(c)(3) above. *Net Book Value* is defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life.

                         Notwithstanding clause (iii) of this subsection 13(c)(7), the Company shall not consummate the Disposition or Lien permitted by such provision without the prior written consent of the Secretary if the Company has not, prior to the time of such Disposition or Lien, submitted to the Secretary the financial statement required by Section 14 hereof, and any attempt to so consummate such Disposition or Lien absent such approval shall be null and void ab initio.

                         Notwithstanding any other provision of this subsection 13(c)(7), the Company shall not consummate the Disposition or Lien permitted hereby if it would adversely affect the priority of the Secretary's security interests in the Vessel or the Secretary's Collateral."

                                    ARTICLE SECOND

                                     COUNTERPARTS

               This Amendment No. 6 may be executed in any number of counterparts. Each of said counterparts shall be deemed to be an original, but together shall constitute but one and the same instrument.

                                    ARTICLE THIRD

                                      AMENDMENT

               The Agreement, as amended and supplemented by this Amendment No. 6, is in all respects confirmed and shall remain in full force and effect.




               IN WITNESS WHEREOF, this Amendment No. 6 has been executed by the parties hereto on the day and year first above written.


                                     AVONDALE INDUSTRIES, INC., as Shipowner

                                     By:/s/ THOMAS M. KITCHEN
                                     _________________________________________
                                         Thomas M. Kitchen, Vice President


(SEAL)

ATTEST:

/s/ BL HICKS
_____________________________
Assistant Secretary


                                     UNITED STATES OF AMERICA
                                     DEPARTMENT OF TRANSPORTATION

                                     BY: MARITIME ADMINISTRATOR

                                     By: JOEL C. RICHARD
                                     _________________________________________
                                             Secretary, Maritime Administration
                                             ATTEST:

(SEAL)

ATTEST:

/s/ PATRICIA E. BRYNE
_____________________________
Assistant Secretary
Maritime Administration